Exhibit 99.(m)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement (No. 333-190325) on Form N-2A of THL Credit Senior Loan Find of our report dated August 23, 2013, relating to our audit of the financial statements, appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus and Statement of Additional Information.

/s/ McGladrey LLP

Boston, Massachusetts

August 23, 2013